ISS, GLASS LEWIS AND PROXY GOVERNANCE RECOMMEND

SIZELER STOCKOHLDERS VOTE IN FAVOR

OF PROPOSED MERGER WITH REVENUE PROPERTIES

NEW ORLEANS, October 27, 2006 — Sizeler Property Investors, Inc. (NYSE: SIZ) today announced that Institutional Shareholder Services Inc. (ISS), Glass Lewis & Co. (Glass Lewis) and PROXY Governance, INC. (PROXY Governance) have each recommended that Sizeler stockholders vote in favor of the proposed merger between Sizeler and Revenue Properties Company Limited. ISS, Glass Lewis and PROXY Governance are widely recognized as the nation’s leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

William G. Byrnes, Chairman of the Board of Directors of Sizeler, said, “We are very pleased that ISS, Glass Lewis and PROXY Governance, all highly respected and independent proxy voting advisory firms, support the merger of Sizeler with Revenue Properties. The recommendations of ISS, Glass Lewis and PROXY Governance reaffirm our belief that the merger between Sizeler and Revenue Properties is in the best interests of Sizeler and its stockholders.”

Sizeler will be holding a special meeting of stockholders on November 8, 2006 for its stockholders of record on September 19, 2006.

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Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) that invests in retail and apartment properties in the southeastern United States. The Company currently owns thirty properties — sixteen in Louisiana, ten in Florida and four in Alabama. The Company’s properties consist of two regional enclosed malls, thirteen retail shopping centers and fifteen apartment communities.

Revenue Properties Company Limited is a real estate company engaged in the acquisition, development and ownership of income-producing properties in Canada.

Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger with Revenue Properties Company Limited, Sizeler Property Investors, Inc. filed a definitive proxy statement on October 10, 2006 with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the proxy statement and other documents filed by Sizeler Property Investors, Inc. with the Securities and Exchange Commission at the Securities

and Exchange Commission’s website at http://www.sec.gov. Free copies of the proxy statement and other documents filed by Sizeler Property Investors, Inc. with the Securities and Exchange Commission may also be obtained from Sizeler Property Investors, Inc. by directing a request to Thomas A. Masilla, Jr., President and Chief Operating Officer, Sizeler Property Investors, Inc., 2542 Williams Boulevard, Kenner, LA 70062 (telephone number: (504) 471-6200).

Sizeler Property Investors, Inc. and its directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from Sizeler Property Investors, Inc.’s stockholders in favor of the proposed merger. Information regarding the interests of these persons in the solicitation is more specifically set forth in the definitive proxy statement concerning the proposed merger that was filed by Sizeler Property Investors, Inc. on October 10, 2006 with the Securities and Exchange Commission, which is available free of charge from the Securities and Exchange Commission or from Sizeler Property Investors, Inc. as indicated above.

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